
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      98,123,780
<SECURITIES>                                         0
<RECEIVABLES>                                  375,740<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             102,495,527<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               102,495,527<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            21,185,258<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,710,702
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             13,474,556
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         13,474,556
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                13,474,556
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $375,740.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,996,007.
<F3>Liabilities include redemptions payable of $1,643,542, accrued incentive fees of $842,617, accrued management fees of $298,676 and accrued administrative expenses of $92,137.
<F4>Total revenue includes realized trading revenue of $12,978,051, net change in unrealized of $3,714,497 and interest income of $4,492,710.


